Accountant’s Consent Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

Interface, Inc.
Atlanta, Georgia

We hereby consent to the incorporation by reference in the Prospectus constituting a part of the Company’s Registration Statement on Form S-8 of our reports dated February 20, 2001, relating to the consolidated financial statements and schedule of Interface, Inc. appearing in the Company’s Form 10-K for the year ended December 31, 2000.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

     /s/ BDO SEIDMAN, LLP

Atlanta, Georgia
August 6, 2001